Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of IceWeb, Inc. and Inline Corporation gives effect to the acquisition of assets of Inline Corporation, under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of IceWeb would actually have been if the acquisition had in fact occurred on January 1, 2007 nor do they purport to project the results of operations or financial position of IceWeb for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between IceWeb and Inline.

You should read the financial information in this section along with IceWeb’s historical financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

IceWEB, Inc.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2007

			Pro Forma Adjustments
CURRENT ASSETS:	Inline	IceWEB	Debit	Credit	Pro Forma
Cash	256,510	1,092,470	-	(a) 1,311,318	37,662
Accounts receivable, net	102,438	5,115,428	-	-	5,217,866
Inventory, Net	407,138	8,097	-	-	415,235
Prepaid expenses	-	27,718	-	-	27,718
Other current assets	31,374	-	-	-	31,374
	797,460	6,243,714	-	1,311,318	5,729,856

OTHER ASSETS:
Property and equipment, net	467,390	344,728	-	-	812,118
Deposits	20,500	53,956	-	-	74,456
Intangible assets, net of accumulated amortization of $80,000)	-	211,305	(a) 1,588,162	(b) 529,387	1,270,080
Total Assets	1,285,350	6,853,702	1,588,162	1,840,705	7,886,510

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	316,756	5,805,256	-	-	6,122,012
Notes payable	131,000	2,293,560	-	-	2,424,560
Notes payable - related party	-	115,767	-	-	115,767
Deferred revenue	-	10,456	-	-	10,456
Total current liabilities	447,756	8,225,039	-	-	8,672,795

Long-Term Liabilities
Notes Payable	290,673	98,716	-	-	389,389

Total Liabilities	738,429	8,323,755	-	-	9,062,184

Stockholders’ Deficit
Preferred Stock ($.001 par value; 10,000,000 shares authorized)	-	-	-	-	-
Series A convertible preferred stock ($.001 par value; 456,667 shares issued and outstanding)	-	457	-	-	457
Series B convertible preferred stock ($.001 par value; 1,833,334 shares issued and outstanding)		1,833	-	-	1,833
Common stock ($.001 par value; 1,000,000,000 shares authorized; 13,593,671 shares issued and 13,431,171 shares outstanding)	45,000	13,042	-	503	58,545
Additional paid in capital	-	12,248,779	-	276,341	12,525,120
Accumulated deficit	501,921	(13,721,164)	529,387	-	(13,748,630)
Treasury stock, at cost, (162,500 shares)	-	(13,000)	-	-	(13,000)

Total Stockholders’ Deficit	546,921	(1,470,053)	529,387	276,844	(1,175,674)

Total Liabilities and Stockholders’ Deficit	1,285,350	6,853,702	529,387	276,844	7,886,510

IceWEB, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the twelve months ended September 30, 2007

			Pro Forma Adjustments
	Inline	IceWEB	Debit	Credit	Pro Forma

Sales	$ 2,433,964	18,732,069	-	-	21,166,033

Cost of sales	1,020,639	16,811,274	-	-	17,831,913

Gross profit	1,413,325	1,920,795	-	-	3,334,120

Operating expenses:
Marketing and selling	93,983	192,816	-	-	286,799
Depreciation and amortization	36,132	351,400	(c) 529,387		916,919
Research and development	130,000	-	-	-	130,000
General and administrative	1,787,251	3,834,829			5,622,080
Total Operating Expenses	2,047,366	4,379,045	529,387	-	6,955,798

Loss From Operations	(634,041)	(2,458,250)	529,387	-	(3,621,678)

Other income (expenses):
Gain/(loss) from sale of assets	-	153,319	-	-	153,319
Interest income	3,635	3,402			7,037
Interest expense	(26,723)	(548,594)	-	-	(575,317)

Total other income (expenses):	(23,088)	(391,873)	-	-	(414,961)

Net loss	$ (657,129)	$ (2,850,123)	$ 529,387	$ -	$ (4,036,639)

Basic income (loss) per common share	-	-	-	-	$ (0.39)

Weighted average common shares outstanding basic	-	-	-	-	10,393,830

IceWEB, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the three months ended December 31, 2007

			Pro Forma Adjustments
	Inline	IceWEB	Debit	Credit	Pro Forma

Sales	$ 1,642,228	$ 4,212,732	-	-	$ 5,854,960

Cost of sales	796,032	3,613,816	-	-	4,409,848

Gross profit	846,196	598,916	-	-	1,445,112

Operating expenses:
Marketing and selling	685	29,405	-	-	30,090
Depreciation and amortization expense	7,256	75,831	(c) 132,347	-	215,434
Research and development	32,500	-	-	-	32,500
General and administrative	655,857	1,006,948	-	-	1,662,805

Total Operating Expenses	696,298	1,112,184	132,347	-	1,940,829

Income (loss) From Operations	149,898	(513,268)	132,347	-	(495,717)

Other income (expenses):
Interest income	475	924	-	-	1,399
Interest expense	(2,869)	(97,636)	-	-	(100,505)

Total other income (expenses):	(2,394)	(96,712)	-	-	(99,106)

Net income (loss)	$ 147,504	$ (609,980)	$ 132,347	$ -	$ (594,823)

Basic income (loss) per common share	-	-	-	-	$ (0.04)

Weighted average common shares outstanding basic	-	-	-	-	13,305,466

Unaudited Pro forma Adjustments to Combined Financial Statements

(a) To record the impact of the acquisition of Inline Corporation by IceWEB
	Debit	Credit
Cash	-	1,311,318
Intangible assets	1,588,162	-
Common stock	-	503
Additional Paid in capital	-	276,341
	1,588,162	1,588,162

(b) To record one year’s amortization expense of intangible assets acquired

	Debit	Credit
Amortization expense	529,387	-
Accumulated amortization expense	-	529,387
	529,387	529,387

(c) To record three month’s amortization expense of intangible assets acquired

	Debit	Credit
Amortization expense	132,347	-
Accumulated amortization expense	-	132,347
	132,347	132,347